EXHIBIT 99

                                            MB Financial, Inc.
                                            800 West Madison Street
                                            Chicago, Illinois 60607
                                            1 (888) 422-6562
                                            NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB Financial Reaches Agreement to Sell Oklahoma City-Based Union Bank
to Olney Bancshares of Texas, Inc.

CHICAGO, IL – (July 2, 2007) MB Financial, Inc. (NASDAQ: MBFI) announced today that it has agreed to sell Union Bank, N.A. based in Oklahoma City to privately-held Olney Bancshares of Texas, Inc.  Completion of the transaction is subject to regulatory approval and is expected to be completed within 90 – 120 days.

The announcement was jointly made by Mitchell Feiger, president and CEO of Chicago-based MB Financial, Inc., and Ross McKnight, the majority owner and chairman of Olney Bancshares of Texas, Inc.  Union Bank has six offices and over $400 million in assets.

This transaction allows MB Financial to concentrate its resources on growth and expansion in the Chicago metropolitan market where it operates 66 offices under the name MB Financial Bank, N.A.

“There are excellent opportunities for growth and expansion right in our backyard,” Feiger said. “The Chicago marketplace is in a state of change and it is important to focus our attention on our primary marketplace.”

-more-

MB Financial, Inc., a Chicago-based financial holding company, is the parent of MB Financial Bank, N.A. and Union Bank N.A. (Oklahoma).  MB Financial Bank is a locally operated financial institution, which has been delivering competitive personalized service for more than 95 years to privately-owned, middle-market companies as well as to individuals who live and work in the communities MB serves.  More information about the company can be found at www.mbfinancial.com.

This news release may contain forward-looking statements that involve risk and uncertainties, with respect to the results of operations and other uncertainties that may not be known or anticipated by the company. While management of the company uses its best efforts to be accurate in making forward-looking statements, any such statements are subject to risks and uncertainties that could cause the company’s actual results to vary materially from the future results indicated in such forward-looking statements.

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